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Highlights of Board and Company Actions in Response to Sales Practices March 1, 2017 © 2017 Wells Fargo Bank, N.A. All rights reserved. For public use. This presentation deck may be used when meeting and speaking with investors from time to time in connection with the Company’s upcoming annual meeting.

Discussion Topics Background Board Conducting Independent Investigation Proactive Actions Informed by Feedback Summary Timeline of Actions Promoted Executive Accountability Made Senior Management Changes Aligned with Long-Term Strategy Eliminated Product Sales Goals and Changed Retail Banking Incentive Program Enhanced Risk Management Practices and Organizational Structure Strengthening Ethics and Culture Changed Board Leadership Structure Enhanced Board Oversight of Conduct Risk Enhanced Board Composition and Skills Next Steps through our Annual Meeting

Background On September 8, 2016, Wells Fargo announced regulatory and legal settlements relating to unauthorized deposit, credit card, and unsecured line of credit accounts for some of our customers. We are deeply committed to serving our customers and their financial needs and we failed to live up to that commitment. Leading up to the settlements, Wells Fargo retained a third-party consulting firm, PricewaterhouseCoopers (PwC), to conduct large-scale data analysis of more than 94 million deposit, credit card, and unsecured line of credit accounts opened from May 2011 to mid-2015 to evaluate whether customers may have incurred financial harm from potentially unauthorized accounts. Wells Fargo directed PwC to take a conservative approach, erring on the side of the customer; if a deposit or credit card account could not be ruled out from being unauthorized, Wells Fargo designated those accounts for further analysis. Wells Fargo continues its ongoing data analysis, including its review and validation of the identification of potentially unauthorized accounts. Wells Fargo worked with PwC to analyze whether any of those accounts that we could not rule out from being unauthorized were charged fees. Wells Fargo began issuing reimbursement regardless of whether an account is proven unauthorized or not. In addition to required account reviews for 2011 to 2016 that we are conducting under regulatory consent orders, we voluntarily expanded our reviews of retail and small business accounts to include 2009 and 2010. These reviews as well as our ongoing data analysis could lead to, among other things, an increase in the identified number of potentially impacted customers. To date, we have reached out to approximately 40 million retail and 3 million small business customers through statement messaging, mailings, and online communications. To date, we have refunded more than $3.2 million to customers on approximately 130,000 accounts that we could not rule out as being unauthorized, including the $2.6 million that was part of our regulatory and legal settlements in September 2016. We have established a dedicated 24/7 toll-free number for any customer with a sales practices concern. We have made system and process enhancements, such as sending an automated email shortly after opening of a consumer or small business checking or savings account, as protection measures to new customer accounts; we are offering a nationwide, no-cost mediation program to customers with sales practices claims. We are researching how customers’ credit scores may have been impacted as a result of potentially unauthorized credit cards — with the goal of aiding customers whose credit scores were negatively affected. We have engaged external consultants to review sales practices across our Company.

Board Conducting Independent Investigation Wells Fargo’s Independent Directors Launched a Comprehensive Investigation into our Company’s Retail Banking Sales Practices and Related Matters in September 2016. The investigation is being overseen by a special Board committee which is chaired by our Board’s independent Chairman, Stephen W. Sanger, and includes three other independent directors (Elizabeth A. Duke, Vice Chair; Enrique Hernandez, Jr.; and Donald M. James). The independent directors have retained the law firm, Shearman & Sterling LLP, to assist in the investigation. The investigation covers a broad range of topics so that it addresses questions and concerns raised by our stockholders, customers, team members, regulators, and other government officials, including the actions of our Board, senior management, the Community Bank, and key corporate functions. Our Board is Committed to Public Disclosure of Findings from its Investigation. Our Board expects to disclose findings from its independent investigation in April prior to our 2017 annual meeting.

Proactive Actions Informed by Feedback Our Board and Company are Taking Proactive Actions. Wells Fargo has not waited for the completion of the independent investigation, and has already taken comprehensive actions to address sales practices issues, including by making enhancements to our corporate governance practices, compensation and performance management programs, risk management organization and practices, and culture. These Actions Reflect Feedback Received. Many of our actions were informed by our engagement with our investors, customers, team members, and other stakeholders.

Summary Timeline of Actions Sept 8, 2016 Mid-Sept Oct 10 Oct 12 Nov 29 Feb 20 Feb 21 April (before annual meeting) Apr 25 Announcement of regulatory and legal settlements relating to our retail banking sales practices Wells Fargo independent directors launched a comprehensive investigation of retail banking sales practices and related matters and engaged the law firm, Shearman & Sterling LLP Forfeited unvested equity awards valued at $41 million for John Stumpf and $19 million for Carrie Tolstedt; Neither will receive a 2016 bonus John Stumpf retired as Chairman and CEO Board elected Tim Sloan CEO and a director Board appointed Steve Sanger independent Chairman and Betsy Duke independent Vice Chair Board elected two new independent directors, Karen Peetz and Ron Sargent Amended By-Laws to require Chairman and any Vice Chairman of the Board to be independent directors Annual Meeting Date Anticipated release of findings from the Board’s independent investigation Wells Fargo formed new Payments, Virtual Solutions, and Innovation business group; Appointed new Operating Committee members and leaders for Consumer Lending and Wholesale Banking Announced employment terminations of four current and former managers in Community Bank for cause due to sales practices. None will receive a 2016 bonus and each forfeited all outstanding equity awards and stock options. Mid-Mar Proxy statement to be filed Feb 28 Oct 1 Eliminated product sales goals in retail bank New incentive compensation plan introduced for team members in our retail branches and call centers Jan 2017 No 2016 bonuses, and up to 50% reduction of 2014 Performance Shares for 8 Operating Committee members

Promoted Executive Accountability Effective Compensation Design Enabled Board to Hold Executives Accountable. The design and risk management features of our executive compensation program worked as intended; gave Board discretion to forfeit and adjust unpaid equity and annual incentive awards. Board Took Decisive Actions to Hold Executives Accountable for Unacceptable Retail Banking Sales Practices. Our Board and its Human Resources Committee (HRC) have taken the following actions to promote executive accountability for unacceptable retail banking sales practices: John Stumpf, former Chairman and CEO – John Stumpf agreed to forfeit all of his unvested equity awards (approx. $41 million); received no 2016 annual bonus. Carrie Tolstedt, former head of the Community Bank – Our Board forfeited all of Carrie Tolstedt’s unvested equity awards (approx. $19 million); no severance paid; received no 2016 annual bonus. Ms. Tolstedt also agreed she would not exercise her stock options during the pendency of our Board’s independent investigation. Employment Terminations Due to Sales Practices – The Company terminated the employment of four current or former managers in the Community Bank for cause based on the Board’s ongoing independent investigation. None of those managers will receive a bonus for 2016 and they forfeited all of their unvested equity awards and vested outstanding stock options. Board reduced compensation for eight current executives based on senior leadership team’s collective accountability for the overall operational and reputation risk of our Company, and not on any findings of improper behavior in the Board’s ongoing investigation. No 2016 Annual Bonuses and up to 50% Reduction of 2014 Performance Share Award Payout - In consultation with CEO Tim Sloan, our Board eliminated 2016 annual incentive award payments and reduced 2014 Performance Share payouts by up to 50% for the eight current Operating Committee members in place before November 2016 (approx. $32 million, based on 2016 target bonuses and the current price of Wells Fargo shares). None of these steps preclude our Board and the HRC from taking additional actions they deem appropriate, including based on findings from our Board’s independent investigation.

Made Senior Management Changes Aligned with Long-Term Strategy Our Company had a CEO change and transition earlier than anticipated during 2016 when John Stumpf retired and our Board elected Tim Sloan CEO. Our Company also created a new Payments, Virtual Solutions, and Innovation Group aligned with our long-term strategy, and made other management changes which bring new leadership to our Company and businesses. Changed Leadership of Community Bank Changed the leadership of the Community Bank and named Mary T. Mack, formerly head of our retail brokerage business, as head of the Community Bank in July 2016 Elected Tim Sloan CEO Board elected Timothy J. Sloan CEO following retirement of former CEO John G. Stumpf on October 12, 2016. Sloan had been elected President and Chief Operating Officer in October 2015 in Board’s management succession planning process Elected New Leadership for Consumer Lending and Wholesale Banking Businesses Named Franklin R. Codel head of Consumer Lending and Perry G. Pelos head of Wholesale Banking, both effective November 1, 2016 Formed New Payments, Virtual Solutions and Innovation Group Formed new Payments, Virtual Solutions, and Innovation group to focus on delivering next generation of payments capabilities and advancing digital and online offerings; named Avid Modjtabai head of that group effective November 1, 2016

Eliminated Product Sales Goals and Changed Retail Banking Incentive Program We eliminated product sales goals for retail bank team members who serve customers in our retail branches and in our retail banking contact centers effective October 1, 2016. We put in place a new incentive program in January 2017 for our retail bank team members to focus on the customer experience within our branches. We changed our performance review processes for retail bank team members and managers. We have established additional centralized monitoring and controls to provide enhanced oversight of sales processes, including periodic reviews and checkpoints to monitor any unintended outcomes or behavior prompted by the new plan for retail bank team members. We are expanding the scope of our incentive compensation risk management program to take into account reputational risk issues, including conduct risk and sales practices risk, in addition to financial risk.

Enhanced Risk Management Practices and Organizational Structure We have made system and process enhancements to add protection measures to new accounts, such as sending automated emails shortly after an account is opened. We created a new Office of Ethics, Oversight, and Integrity in early 2017, which includes our Global Ethics and Integrity program, Sales Practices Oversight team, Internal Investigations, and Complaints Oversight, to organize and coordinate enterprise-wide conduct risk management activities. During 2016, we conducted a review of risk management across our Company and made several changes in organizational structure to provide greater role clarity, increased coordination, and stronger oversight. We have realigned reporting lines for approximately 4,100 risk team members, who previously reported within our businesses, to report into our central Corporate Risk group. We expect an additional 1,100 risk team members will also be realigned to report into Corporate Risk during 2017. We realigned and centralized staff groups throughout our Company, including Finance, Marketing, Communications, Human Resources (including compensation and employee relations) and Compliance, to report into their central control groups rather than into the lines of business they support.

Strengthening Ethics and Culture Wells Fargo added a priority – Rebuilding Trust – to our Vision and Values in order to sharpen our focus on the task ahead and what our Company and team members must accomplish together. We have engaged outside independent culture experts to help us understand where we have cultural weaknesses that need to be strengthened or fixed. We are conducting a thorough review of our EthicsLine processes to make sure team members have a trusted and confidential way to report ethics concerns. We are surveying team members to understand their views on our approach to ethics and integrity. We have expanded training for our managers and bankers on acceptable sales practices and how to report unethical behavior in addition to reinforcing our non-retaliation policy in our Code of Ethics and Business Conduct. Our Current Priorities   Putting customers first   Growing revenue   Managing expenses   Living our Vision and Values   Connecting with communities and stakeholders   Managing Risk   Rebuilding Trust

Changed Board Leadership Structure Our Board changed its leadership structure and amended our By-Laws to require the Chairman and any Vice Chairman of our Board to be independent directors. Separated roles of Chairman and CEO on October 12, 2016, and elected Stephen W. Sanger, previously Lead Director, as independent Chairman of the Board Elected Elizabeth A. Duke as independent Vice Chair; as a former Governor of the Federal Reserve, she has strong regulatory and financial services expertise and brings a fresh perspective to assist the Chairman Amended By-Laws to require that the Chairman and Vice Chairman of our Board be independent directors Independent Chairman: Stephen W. Sanger ─ Presides over meetings of the Board and stockholders; Approves Board meeting agendas and schedules; Leads Board evaluation and director recruitment process; Serves as liaison between the independent directors and management Independent Vice Chair: Elizabeth A. Duke ─ Assists the Chairman, including with the Board evaluation process and our relationships with our regulators CEO and President: Timothy J. Sloan ─ Responsible for management of our Company’s business and strategy

Enhanced Board Oversight of Conduct Risk Enhanced Board Oversight of Conduct Risk. As a result of its continuing review of committee responsibilities and oversight of risks, our Board has made recent changes to enhance the risk oversight responsibilities of various Board committees, including the Risk Committee. Our Board has enhanced its oversight of conduct risk, including sales practices risk, by requesting reporting to the Board on the alignment of team member conduct with (1) our Company’s risk appetite and (2) our Company’s culture as reflected in our Vision and Values and our Code of Ethics and Business Conduct. Our Board also has enhanced Board committee oversight of conduct risk, including by: Risk Committee Expanding Risk Committee’s oversight responsibilities to include oversight of new Office of Ethics, Oversight, and Integrity and enterprise-wide conduct risk and risk culture in addition to overseeing enterprise risk management framework, Corporate Risk function, and key risks identified by our Company Human Resources Committee (HRC) Expanding HRC’s oversight responsibilities to include human capital management, culture, Code of Ethics and Business Conduct, implementation and effectiveness of ethics, business conduct, and conflicts of interest program (including training on ethical decision-making and processes for reporting and resolution of ethics issues), and expanded incentive compensation risk management program Audit and Examination Committee (AEC) Expanding AEC’s oversight responsibilities for legal and regulatory compliance to include our Company’s compliance culture AEC will continue to oversee our operational risk program and all operational risk types, including conduct risk, as well as complaints and allegations related to accounting, internal accounting control, and auditing matters

Enhanced Board Composition and Skills Key Director Skills and Experience Added to Board Since 2013           Financial Services   Regulatory and Risk Management   Financial Reporting and Accounting           Cyber Security   Consumer Retail and Marketing   Large Retail Workforce Management As part of its succession planning, our Board has added 5 new directors since 2013, including 2 new directors in 2017 These 5 new directors have added key areas of expertise to our Board which were identified in the annual Board self-evaluation process 3 of the 5 new directors are women, reflecting our strong commitment to Board diversity 2 directors retired since 2016 annual meeting; another retiring at 2017 annual meeting 8.4 year average tenure of independent director nominees for 2017 annual meeting 0 to 4 years 5 to 9 years 10 to 14 years 15 years or more

Next Steps through our Annual Meeting Continuing monthly investor update calls and presentations on retail banking customer activity 2017 Proxy Statement filing: mid-March 2017 Anticipated Disclosure of Findings from Board Independent Investigation: April 2017 First Quarter Earnings Release: April 13, 2017 2017 Annual Meeting of Stockholders: April 25, 2017 10:00 am ET Sawgrass Marriott Ponte Vedra Beach, Florida Annual Meeting Audiocast: As in prior years, live audio of the annual meeting will be available via our website.

Cautionary Statement About Forward-looking Statements and Additional Information Forward looking statement disclaimer This presentation may contain forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Additional information and where to find it Wells Fargo & Company (the “Company”) will file a proxy statement related to items to be voted on at its 2017 annual meeting of stockholders with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company upon written request to the Office of the Corporate Secretary, Wells Fargo & Company, MAC D1053-300, 301 S. College Street, Charlotte, North Carolina 28202. Participants in the solicitation The Company and its directors, executive officers, and other members of management and employees may be soliciting proxies from Wells Fargo stockholders in connection with items to be voted on at the Company’s 2017 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies, including a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the Company’s proxy statement filed with the SEC.